Exhibit 99.1

Contact:	Mark Murphy, Chief Executive Officer

(949) 769-3200

For Immediate Release

PRO-DEX, INC. ANNOUNCES FISCAL SECOND QUARTER AND SIX MONTH RESULTS

Revenues Up 6% and Operating Profit Up 165% For Comparative Six-Month Periods

Company Announces New Credit Facility with Union Bank

IRVINE, CA, February 10, 2011—PRO-DEX, INC. (NasdaqCM: PDEX) today announced financial results for its fiscal second quarter and six months ended December 31, 2010.

Sales for the quarter ended December 31, 2010 increased 8% to $6.2 million from $5.7 million for the corresponding quarter in 2009, resulting primarily from growth in sales of the Company’s medical device products to its largest customer, and from growth in sales of dental products. For the six months ended December 31, 2010, sales increased 6% to $12.0 million from $11.3 million for the corresponding period in 2009, resulting from growth in sales of the Company’s medical device and motion control products.

Operating income was $571,000 for the quarter, a 333% improvement from $132,000 in the corresponding 2009 period. For the six months ended December 31, 2010, operating income improved 165% to $977,000 from $369,000 for the corresponding six-month period in 2009.

Net income for the 2010 quarter was $401,000, or $0.12 per fully-diluted share, which represents a 31% decrease from net income of $580,000, or $0.18 per fully-diluted share, in the corresponding 2009 quarter which included recognition of deferred tax credits of $499,000. For the six months ended December 31, 2010, net income was $743,000, a decrease of 3% from net income of $763,000 for the corresponding period in 2009 which included recognition of deferred tax credits of $494,000. The 2009 deferred tax credits were attributable to income tax benefits recognized in 2009 resulting from utilization of net operating loss carryovers.

Gross profit for the quarter ended December 31, 2010 grew to $2.4 million, a 39% gross profit margin, compared to gross profit of $2.0 million, a 35% gross profit margin, for the year-ago period. The increase in gross profit as a percentage of sales during this three-month period was due to a change in mix toward sales of medical device products with relatively higher margins, and to cost reductions. For the six months ended December 31, 2010, gross profit was $4.6 million, a 38% gross profit margin, compared to gross profit and margin of $3.9 million and 34%, respectively, for the corresponding six-month period in 2009. The increase in gross profit as a percentage of sales during this six-month period was due to a change in mix toward sales of medical device and motion control products at relatively higher margins, and to cost reductions.

Mark Murphy, the Company’s President and Chief Executive Officer, commented, “We are very pleased with the results for the first half of fiscal 2011. Sales for both quarters in this period increased sequentially and year-over-year. This performance, combined with improved gross margins and control over operating expenses resulted in income from operations at significantly higher levels than in the corresponding periods of last year.”

Bank Credit Facility

On February 4, 2011, the Company entered into a credit facility agreement with Union Bank that replaced its previously existing Wells Fargo Bank credit facility. The Union Bank facility consists of (a) a revolving credit line of up to $1.5 million based on eligible accounts receivable and inventories, (b) a non-revolving credit line of up to $350,000 for the acquisition of equipment, which will convert to a 3-year term loan in one year, unless sooner converted based on amounts borrowed under the line, and (c) a 3 1/2-year term loan that replaced the previously existing term loan with Wells Fargo Bank.

Mr. Murphy remarked, “Our new relationship with Union Bank gives us expanded credit capacity and is an important step in pursuit of our strategic objectives.”

Teleconference Information:

Investors and analysts are invited to listen to a broadcast review of the Company’s fiscal 2011 second quarter financial results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) that may be accessed by visiting the Company’s website at www.pro-dex.com. The conference call may also be accessed at www.InvestorCalendar.com. Investors and analysts who would like to participate in the conference call may do so via telephone at (877) 407-8033, or at (201) 689-8033 if calling from outside the U.S.

For those who cannot access the live broadcast, a replay will be available from two hours after the completion of the call until midnight (Eastern Time) on February 25, 2011 by calling (877) 660-6853, or (201) 612-7415 if calling from outside the U.S., and then entering account number 286 and conference I.D. number 366897. An online archive of the broadcast will be available on the Company’s website www.pro-dex.com for a period of 365 days.

Pro-Dex, Inc., with operations in California, Oregon and Nevada, specializes in bringing speed to market in the development and manufacture of technology-based solutions that incorporate miniature rotary drive systems, embedded motion control and fractional horsepower DC motors, serving the medical, dental, semi-conductor, scientific research and aerospace markets. Pro-Dex’s products are found in hospitals, dental offices, medical engineering labs, commercial and military aircraft, scientific research facilities and high tech manufacturing operations around the world. For more information, visit the Company’s website at www.pro-dex.com.

Statements herein concerning the Company’s plans, growth and strategies may include ‘forward-looking statements’ within the context of the federal securities laws. Statements regarding the Company’s future events, developments and future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The Company’s actual results may differ materially from those suggested as a result of various factors. Interested parties should refer to the disclosure concerning the operational and business concerns of the Company set forth in the Company’s filings with the Securities and Exchange Commission.

(tables follow)

PRO-DEX, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31, 2010	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$2,019,000	$3,794,000
Accounts receivable, net of allowance for doubtful accounts of $15,000 at December 31, 2010 and $25,000 at June 30, 2010	2,566,000	2,682,000
Other current receivables	—	22,000
Inventories	3,906,000	3,228,000
Prepaid expenses	205,000	174,000
Deferred income taxes	209,000	209,000

Total current assets	8,905,000	10,109,000
Property, plant, equipment and leasehold improvements, net	3,767,000	4,092,000
Other assets	60,000	78,000

Total assets	$12,732,000	$14,279,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$935,000	$1,279,000
Accrued expenses	1,681,000	1,947,000
Income taxes payable	74,000	79,000
Current portion of bank term loan	331,000	400,000
Current portion of real estate loan	—	35,000

Total current liabilities	3,021,000	3,740,000
Long-term liabilities:
Bank term loan	836,000	967,000
Real estate loan	—	1,493,000
Deferred income taxes	209,000	209,000
Deferred rent	270,000	255,000

Total long-term liabilities	1,315,000	2,924,000

Total liabilities	4,336,000	6,664,000

Commitments and contingencies
Shareholders’ equity:
Common shares; no par value; 50,000,000 shares authorized; 3,272,350 shares issued and outstanding at December 31, 2010 3,251,850 shares issued and outstanding at June 30, 2010	16,714,000	16,675,000
Accumulated deficit	(8,318,000)	(9,060,000)

Total shareholders’ equity	8,396,000	7,615,000

Total liabilities and shareholders’ equity	$12,732,000	$14,279,000

PRO-DEX, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For The Three Months Ended December 31, (unaudited)
	2010	2009
Net sales	$6,157,000	$5,696,000
Cost of sales	3,733,000	3,696,000

Gross profit	2,424,000	2,000,000
Operating expenses:
Selling expenses	351,000	353,000
General and administrative expenses	897,000	799,000
Impairment of intangible asset	—	140,000
Research and development costs	605,000	576,000

Total operating expenses	1,853,000	1,868,000

Income from operations	571,000	132,000
Other income (expense):
Royalty income	—	2,000
Interest expense	(22,000)	(53,000)

Total other income (expense)	(22,000)	(51,000)

Income before provision (benefit) for income taxes	549,000	81,000
Provision (benefit) for income taxes	148,000	(499,000)

Net income	$401,000	$580,000

Net income per share:
Basic	$0.12	$0.18

Diluted	$0.12	$0.18

Weighted average shares outstanding—basic	3,263,437	3,222,890

Weighted average shares outstanding—diluted	3,272,152	3,231,839

PRO-DEX, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Six Months Ended December 31, (unaudited)
	2010	2009
Net sales	$11,986,000	$11,329,000
Cost of sales	7,378,000	7,456,000

Gross profit	4,608,000	3,873,000
Operating expenses:
Selling expense	775,000	641,000
General and administrative expenses	1,660,000	1,526,000
Impairment of intangible asset	—	140,000
Research and development costs	1,196,000	1,197,000

Total operating expenses	3,631,000	3,504,000

Income from operations	977,000	369,000
Other income (expense):
Royalty income	—	3,000
Interest expense	(80,000)	(103,000)

Total other income (expense)	(80,000)	(100,000)

Income before provision (benefit) for income taxes	897,000	269,000
Provision (benefit) for income taxes	154,000	(494,000)

Net income	$743,000	$763,000

Net income (loss) per share:
Basic	$0.23	$0.24

Diluted	$0.23	$0.24

Weighted average shares outstanding—basic	3,257,643	3,222,890

Weighted average shares outstanding—diluted	3,263,654	3,228,777

PRO-DEX, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Six Months Ended December 31, (unaudited)
	2010	2009
Cash flows from operating activities:
Net income	$743,000	$763,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	342,000	371,000
Impairment of intangible asset	—	140,000
(Decrease) increase in allowance for doubtful accounts	(10,000)	5,000
Stock based compensation	12,000	71,000
Decrease in deferred taxes	—	(525,000)
Changes in:
Decrease in accounts receivable and other current receivables	148,000	226,000
(Increase) decrease in inventories	(678,000)	148,000
(Increase) in prepaid expenses	(30,000)	(185,000)
Decrease in other assets	17,000	—
(Decrease) in accounts payable and accrued expenses	(597,000)	(68,000)
(Decrease) increase in income taxes payable	(5,000)	25,000

Net cash (used in) provided by operating activities	(58,000)	971,000

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(16,000)	(90,000)

Net cash used in investing activities	(16,000)	(90,000)

Cash flows from financing activities:
Principal payments on bank term loan	(200,000)	(200,000)
Principal payments on real estate loan	(1,528,000)	(16,000)
Proceeds from exercise of stock options	27,000

Net cash used in financing activities	(1,701,000)	(216,000)

Net (decrease) increase in cash and cash equivalents	(1,775,000)	665,000
Cash and cash equivalents, beginning of period	3,794,000	1,125,000

Cash and cash equivalents, end of period	$2,019,000	$1,790,000

Supplemental Information
Cash payments for interest	$21,000	$105,000
Cash payments for income taxes	$159,000	$6,000